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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


BOARD OF DIRECTORS
VESTIN GROUP, INC. AND SUBSIDIARIES

We have issued our report dated February 8, 2002, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Vestin Group, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Vestin Group, Inc. on Form S-8 (File No. 333-76448, effective January 9, 2002).


/s/ GRANT THORNTON LLP


Reno, Nevada
March 29, 2002